Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in Registration Statement No. 333-90890 on Form S-3, Registration Statement No. 333-112628 on Form S-8, and Registration Statement No. 333-49387 on Form S-8, of our report dated November 28, 2005, relating to the consolidated financial statements and financial statement schedules of Allied Healthcare International Inc., appearing in this Annual Report on Form 10-K of Allied Healthcare International Inc. for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP

New York, New York
December 14, 2006